UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  July 15, 2016

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number
1-8841	NEXTERA ENERGY, INC.	59-2449419
700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000

State or other jurisdiction of incorporation or organization:  Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.02 Termination of a Material Definitive Agreement

On July 15, 2016, the Hawaii Public Utilities Commission issued an order dismissing NextEra Energy, Inc.'s (NEE) and Hawaiian Electric Company, Inc.'s (HECO) merger application. As a result, on July 16, 2016, NEE terminated the agreement and plan of merger dated as of December 3, 2014 (merger agreement), by and among NEE, Hawaiian Electric Industries, Inc. (HEI), and two wholly-owned direct subsidiaries of NEE, NEE Acquisition Sub I, LLC and NEE Acquisition Sub II, Inc., under which HECO, a wholly-owned subsidiary of HEI, was to become a subsidiary of NEE. Pursuant to the terms of the merger agreement, NEE will pay HEI a termination fee of $90 million plus reimbursement to HEI for out-of-pocket expenses incurred in connection with the merger agreement of up to $5 million, which NEE will record as a merger expense during the third quarter of 2016.

SECTION 7 - REGULATION FD

Item 7.01  Regulation FD Disclosure

On July 18, 2016, NEE issued a news release announcing the termination of the merger agreement. A copy of the news release is furnished as Exhibit 99 to this Current Report on Form 8-K.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following exhibit is being furnished pursuant to Item 7.01 herein.

Exhibit Number	Description
99	NextEra Energy, Inc. News Release dated July 18, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  July 18, 2016

NEXTERA ENERGY, INC.
(Registrant)

CHARLES E. SIEVING
Charles E. Sieving Executive Vice President and General Counsel of NextEra Energy, Inc.

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